                                                                    Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 7/31/99

                                                                                                    PERCENT OF
                                                          PERCENT OF                AGGREGATE        AGGREGATE
                                                           NUMBER OF              RECEIVABLES      RECEIVABLES
AGGREGATE RECEIVABLES BALANCE        NUMBER OF ACCTS           ACCTS                  BALANCE          BALANCE

1       5,000 or less                         22,963          65.24%         $  39,033,184.32            6.66%

2       5,000 - 10,000                         4,855          13.79%            34,435,416.01            5.87%

3      10,000 - 25,000                         4,078          11.59%            63,571,252.55           10.84%

4      25,000 - 50,000                         1,631           4.63%            56,915,345.85            9.71%

5      50,000 - 75,000                           568           1.61%            34,363,866.55            5.86%

6      75,000 - 100,000                          280           0.80%            24,220,598.11            4.13%

7     100,000 - 250,000                          494           1.40%            75,703,341.59           12.91%

8     250,000 - 500,000                          183           0.52%            63,943,465.12           10.91%

9     500,000 - 1,000,000                         82           0.23%            55,375,427.47            9.45%

10. 1,000,000 - 5,000,000                         58           0.16%            98,210,976.93           16.75%

11  Over 5,000,000                                 6           0.02%            40,430,223.10            6.90%


Total:                                        35,198                          $586,203,097.60 (1)


(1) Includes $5,218,007.71(*) of loan commitments.

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                                  AS OF 7/31/99


                                                                                                    PERCENT OF
                                                          PERCENT OF                AGGREGATE        AGGREGATE
                                                           NUMBER OF              RECEIVABLES      RECEIVABLES
REMAINING INSTALLMENT TERM           NUMBER OF ACCTS           ACCTS                  BALANCE          BALANCE
03 Months or Less                             13,139          37.33%           $66,680,025.32           11.37%


04 to 06 Months                               12,650          35.94%           176,965,425.31           30.19%


07 to 09 Months                                8,903          25.29%           207,504,224.57           35.40%


10 to 12 Months                                  271           0.77%            46,584,431.40            7.95%


13 to 18 Months                                  112           0.32%            25,747,105.37            4.39%


More than 18 Months                              123           0.35%            62,721,885.63           10.70%



Total:                                        35,198                          $586,203,097.60 (1)



(1)  Includes $5,218,007.71(*) of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 7/31/99

                                                                        PERCENTAGE OF
                                                AGGREGATE                   AGGREGATE
                                              RECEIVABLES                 RECEIVABLES
           STATES                                 BALANCE                     BALANCE
CALIFORNIA                                $130,899,076.93                      22.33%
TEXAS                                       77,094,749.83                      13.15%
NEW YORK                                    43,943,432.69                       7.50%
FLORIDA                                     36,338,128.56                       6.20%
PENNSYLVANIA                                33,254,826.32                       5.67%
NEW JERSEY                                  23,038,702.72                       3.93%
OHIO                                        18,317,761.60                       3.12%
WASHINGTON                                  16,606,293.32                       2.83%
MASSACHUSETTS                               15,918,477.97                       2.72%
VIRGINIA                                    13,647,105.09                       2.33%
ILLINOIS                                    12,797,737.86                       2.18%
LOUISIANA                                   11,474,492.33                       1.96%
UTAH                                        10,916,198.76                       1.86%
GEORGIA                                     10,380,166.99                       1.77%
NORTH CAROLINA                               8,299,007.82                       1.42%
MICHIGAN                                     8,255,377.85                       1.41%
INDIANA                                      8,226,499.18                       1.40%
MISSOURI                                     8,032,460.08                       1.37%
TENNESSEE                                    7,457,715.22                       1.27%
COLORADO                                     7,326,426.23                       1.25%
KENTUCKY                                     7,201,959.77                       1.23%
OREGON                                       6,914,961.48                       1.18%
CONNECTICUT                                  6,258,593.33                       1.07%
ALASKA                                       6,148,462.70                       1.05%
MISSISSIPPI                                  5,221,084.43                       0.89%
OKLAHOMA                                     4,970,397.21                       0.85%
ARIZONA                                      4,928,954.60                       0.84%
MARYLAND                                     4,919,063.98                       0.84%
WISCONSIN                                    4,752,976.61                       0.81%
ALABAMA                                      4,271,151.52                       0.73%
NEVADA                                       4,185,904.51                       0.71%
WEST VIRGINIA                                4,161,840.67                       0.71%
MINNESOTA                                    4,007,452.58                       0.68%
ARKANSAS                                     3,399,113.53                       0.58%
SOUTH CAROLINA                               3,319,461.11                       0.57%
IDAHO                                        2,361,802.61                       0.40%
HAWAII                                       1,984,325.04                       0.34%
NEW HAMPSHIRE                                1,388,556.40                       0.24%
MAINE                                          866,858.69                       0.15%
NEBRASKA                                       652,273.66                       0.11%
MONTANA                                        564,818.89                       0.10%
IOWA                                           536,620.56                       0.09%
RHODE ISLAND                                   420,774.26                       0.07%
WYOMING                                        401,374.95                       0.07%
SOUTH DAKOTA                                   103,956.02                       0.02%
VIRGIN ISLANDS                                  29,051.64                       0.00%
NEW MEXICO                                       4,496.06                       0.00%
KANSAS                                           2,173.44                       0.00%

Total:                                    $586,203,097.60 (1)



(1)  Includes $5,218,007.71(*) of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   SEVEN MONTHS                              TWELVE MONTHS
                                                                  ENDED JULY 31,                           ENDED DECEMBER 31,
                                                             1999              1998                     1998               1997
                                                             ----              ----                     ----               ----

Average Month Principal Balance (2)                       $524,627(*)        $528,821                 $536,913          $562,229

Gross Charge-Offs                                            1,614              1,745                    3,010             1,002
Recoveries                                                     658                399                      804               102
Net Charge-Offs                                                956              1,346                    2,206               900
Net Charge-Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                  0.31% (3)           0.44% (3)                0.41%             0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                AT JULY 31,                       AT DECEMBER 31,
                                                         1999               1998             1998                1997
                                                         ----               ----             ----                ----

Number of days a loan remains overdue after
    cancellation of the related insurance policy
         31-89 days                                      0.66%(*)           0.92%            1.25%               1.17%
         90-270 days                                     0.78%(*)           0.92%            0.91%               0.93%

         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         -----              -----            -----               -----

             Total                                       1.44%(*)           1.84%            2.16%               2.10%
                                                         =====              =====            =====               =====




(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                               SEVEN MONTHS                       TWELVE MONTHS
                                                              ENDED JULY 31,                    ENDED DECEMBER 31,
                                                         1999               1998             1998                1997
                                                         ----               ----             ----                ----

Average Month Principal Balance (1)                    $524,627(*)        $528,821         $536,913            $562,229



Interest & Fee Income                                    32,034(*)          35,880           60,676              63,462



Average Revenue Yield on Outstanding                      10.47% (2)(*)      11.63% (2)       11.30%             11.29%
   Principal Balance Receivables



(1)  Based on the average beginning of the month balances.
(2)  Calculated on an annualized basis.